February 2, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-1004

Re:  Additional Solicitation Material for Putnam Federal Income
     Trust (File Nos. 33-3903 and 811-4617) (the "Fund")

Gentlemen and Mesdames:

For filing via EDGAR under Rule 14a-6(b), please find a copy of generic additional written confirmation solicitation materials that will be used in connection with a solicitation of votes by telephone for the meeting of the shareholders of the Fund on April 2, 1998. These materials may be released for this use by the Fund on or about January 26, 1998.

Should you have any questions or comments, please let me know.

Very truly yours,


Sally Trosset
Legal Product Specialist
Putnam Investments, Inc.






















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